                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
/  /     Definitive Proxy Statement
/X /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                     The Austria Fund, Inc.
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        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /     No fee required
/  /     Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------------------
         (5)  Total fee paid:
----------------------------------------------------------------
/   /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

         Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                     THE AUSTRIA FUND, INC.


                                            January 4, 1999


Dear Fellow Austria Fund Stockholder:

         You should have received The Austria Fund's proxy materials for its Annual Meeting of Stockholders on January 13, 1999. Thereafter, you may have received proxy materials from Deep Discount Advisors, Inc. ("Deep Discount") seeking, among other things, the election of four of its employees to the Fund's Board of Directors and the removal of Alliance Capital as the Fund's investment manager. AS DEEP DISCOUNT'S AGENDA WILL DISRUPT THE FUND'S HIGHLY SUCCESSFUL INVESTMENT PROGRAM AND, INDEED, DESTROY THE FUND ITSELF, WE ARE WRITING TO ENLIST YOUR SUPPORT IN THWARTING THIS SPECULATIVE ATTACK ON THE FUND.

A.       THE TRUTH ABOUT DEEP DISCOUNT

         1. Deep Discount is a small money management firm located in Asheville, North Carolina. As the firm's name suggests, Deep Discount invests in closed-end funds whose shares are trading at discounts from net asset value, in the hope of realizing above-market returns as those discounts narrow. In recent years, however, Deep Discount has veered into "fund busting", i.e., pressuring a closed-end fund to convert to open-end form, then quickly taking its profit and moving on to the next victim. Unfortunately, Deep Discount has targeted the Fund as its latest speculative sandbox.

         2. Deep Discount is attacking The Austria Fund even though the relatively illiquid nature of the Austrian equity markets makes it quite impracticable for the Fund to function successfully in open-end form. Worse, Deep Discount is disguising its true intentions by purporting to advocate such measures as "perpetual buybacks". IN FACT, THE ONLY PRACTICAL WAY FOR DEEP DISCOUNT TO ACHIEVE ITS OWN SPECULATIVE OBJECTIVE WOULD BE TO FORCE THE OPEN-ENDING OR LIQUIDATION-I.E., THE DESTRUCTION-OF THE FUND.

         3. Deep Discount's disregard for the interests of stockholders other than itself is reflected in the profiles of the four individuals it seeks to have elected to the Fund's Board of Directors. None of these Deep Discount employees has any meaningful investment expertise regarding Austria, or any significant background in closed-end fund governance. Clearly, candidates such as these were proposed solely to achieve Deep Discount's speculative, "hit and run" profit objective.

B.       THE TRUTH ABOUT ALLIANCE CAPITAL

         1. Alliance Capital is responsible for The Austria Fund's fine performance. During the three years ended December 31, 1997, the Fund's net asset value total return was 36.34%, far superior to the 3.68% for the "Credit Aktien Index" (the broadly representative Vienna Stock Exchange index which is the Fund's benchmark). Through November 30, 1998, the Fund's 1998 net asset value total return was 12.50%, again far ahead of the -9.25% decline of the Credit Aktien Index for the same period. Noting that the fund universe, the November 30, 1998 Wall Street Journal Europe characterized this achievement as "remarkable". The Austria Fund is the only fund of its kind, and we at Alliance Capital strongly believe that the Austrian market is poised to outperform Europe as a whole over the next several years.

         2. Alliance has repeatedly demonstrated its commitment to stockholder values. Under the Fund's managed distribution policy, launched as a discount reduction measure in April 1998 at Alliance Capital's recommendation, the Fund distributes to its shareholders quarterly an amount equal to at least 10% annualized. In October 1998, again at Alliance Capital's recommendation, the Fund's Board of Directors authorized the Fund's repurchase of its own shares, for the purposes of enhancing stockholder values. As of December 31, 1998, the Fund had repurchased approximately 20.1% of its outstanding shares, and THE FUND'S DISCOUNT HAD NARROWED TO 12.6%. WHAT'S MORE, THESE REPURCHASES PROVIDED EVERY SHAREHOLDER WITH "ANTIDILUTION"- -ADDITIONAL TOTAL RETURN-OF 2.8%. Alliance Capital is actively studying further steps to provide significant and sustained discount relief in a manner consistent with the best interests of all stockholders.

         3. Continuation of the Fund's relationship with Alliance Capital is in your best interests. One of Deep Discount's proposals would terminate the Fund's investment management agreement with Alliance. THE FUND WOULD IMMEDIATELY LOSE ALLIANCE'S SERVICES AND THE FUND'S INVESTMENT PROGRAM WOULD BE COMPLETELY DISRUPTED. This would not eliminate the Fund's market discount and might very well increase it. A new agreement with any adviser would require stockholder approval, which could only occur months later, after considerable stockholder expense. DURING THIS TIME, YOUR INVESTMENT IN THE FUND WOULD BE SUBSTANTIALLY HARMED.

         As you can see from the Fund's Proxy Statement, I and the Fund's independent Directors own a significant amount of Austria Fund shares. It is distressing to all of us, as your fellow stockholders, that Deep Discount is attempting, selfishly, to profit from speculation at your and our expense. WE NEED YOUR

SUPPORT IN REPELLING DEEP DISCOUNT'S IRRESPONSIBLE ASSAULT ON THE
AUSTRIA FUND.

         To help us, please sign, date and return the enclosed
WHITE proxy card in the enclosed postage-paid return envelope.
Should you have any questions or need any assistance, please call the Fund's proxy solicitor, Shareholder Communications
Corporation, at 1-800-733-8481 ext. 454.

         Thank you for your time and your consideration. Please accept our best wishes for a Happy New Year.

                                  Sincerely yours,



                                  Dave H. Williams
                                  Chairman and President
                                  The Austria Fund, Inc.

                                  Chairman of the Board
                                  Alliance Capital Management
                                  Corporation






























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

PROXY                 THE AUSTRIA FUND, INC.                PROXY


     INSTRUCTIONS TO THE STOCKHOLDERS OF THE AUSTRIA FUND, INC.
     (THE "CORPORATION"), IN CONNECTION WITH THE ANNUAL MEETING
     OF STOCKHOLDERS TO BE HELD ON JANUARY 13, 1999.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     OF THE CORPORATION.


The undersigned hereby instructs Christina Santiago and Carol H. Rappa, and each of them, to vote all shares of the Common Stock of the Corporation registered in the name of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m., Eastern Time, on January 13, 1999 at the offices of the Corporation, 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105, and at all adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said proxies to vote said shares as indicated hereon.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE CORPORATION, AGAINST THE STOCKHOLDER PROPOSAL (PROPOSAL THREE) AS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING, IF PRESENTED, AND AGAINST THE PROPOSAL (PROPOSAL FOUR) PURSUANT TO THE FUND'S ARTICLES OF INCORPORATION AS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.

Please refer to the Proxy Statement for a discussion of each of the proposals.

 _______________________________________________________________
| NOTE:  PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S)         |
| APPEAR(S) ON THE BOOKS OF THE CORPORATION. JOINT OWNERS | | SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES | | SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE |
| MORE THAN ONE NAME APPEARS, A MAJORITY MUST SIGN.  IF A       |
| CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED   |
| OFFICER WHO SHOULD STATE HIS OR HER TITLE.                    |
|_______________________________________________________________|

 ___________________________________________________________________________
| PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND             |
| RETURN IT IN THE ENCLOSED ENVELOPE.                                       |
|___________________________________________________________________________|

                     THE AUSTRIA FUND, INC.

                                     Please mark votes as in this example: /X/

                                       FOR ALL                     FOR ALL
1.  Election of Directors.             NOMINEES       WITHHOLD     EXCEPT
    Class Two Directors                  /  /           /  /        /  /
    (term expires in 2001)

    DAVE H. WILLIAMS                   NOTE:  IF YOU DO NOT WISH YOUR SHARES
    DIPL. ING. PETER MITTERBAUER       VOTED "FOR" ANY PARTICULAR NOMINEE,
    DR. MARIA SCHAUMAYER               MARK THE "FOR ALL EXCEPT" BOX AND
    DR. WALTER WOLFSBERGER             STRIKE A LINE THROUGH THE NAME(S) OF
                                       THE NOMINEE(S).  YOUR SHARES WILL BE
                                       VOTED FOR THE REMAINING NOMINEE(S).

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE ELECTION OF ALL
    NOMINEES.

                                          FOR          AGAINST     ABSTAIN
2.  Ratification of the selection        /  /           /  /        /  /
    of PricewaterhouseCoopers LLP
    as the independent accountants
    for the Corporation for the
    fiscal year ending August 31,
    1999.

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" PROPOSAL TWO.

                                          FOR          AGAINST     ABSTAIN
3.  To approve, if presented, a          /  /           /  /         /  /
    stockholder proposal (Proposal
    Three) as described in the
    Proxy Statement for the Annual
    Meeting.

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "AGAINST" PROPOSAL THREE.

                                         FOR           AGAINST     ABSTAIN
4.  To approve a proposal (Proposal     /  /            /  /        /  /
    Four) pursuant to the Fund's
    Articles of Incorporation as
    described in the Proxy
    Statement for the Annual Meeting.

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "AGAINST" PROPOSAL FOUR.


5.  In their discretion upon any
    other matters that may properly
    come before the Annual Meeting
    or any adjournment thereof, as
    described in the Proxy Statement.  __________________________________
                                       (Signature of Shareholder)

                                       __________________________________
                                       (Signature of joint owner, if any)

                                       Dated __________________, 199_













































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